Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

     Filed by the Registrant  |X|

     Filed by a party other than the Registrant  |_|

     Check the appropriate box:

     |_|  Preliminary Proxy Statement

     |_|  Confidential, For use of the
               Commission Only (as permitted by
               Rule 14a-6(e)(2))

     |X|  Definitive Proxy Statement

     |_|  Definitive Additional Materials

     |_| Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                                KERAVISION, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     |X|  No fee required

     |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

     |_|  Fee paid previously with preliminary materials:

     |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                KERAVISION, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held On May 26, 1999

TO THE STOCKHOLDERS OF KERAVISION, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of KERAVISION, INC., a Delaware corporation, (the "Company") will be held on Wednesday, May 26, 1999, at 9:00 a.m., local time, at Embassy Suites, 901 East Calaveras Blvd., Milpitas, California 95035 for the following purposes:

     1. To elect three directors to Class I of the Board of Directors to serve for a term of three years and until their successors are elected and qualified.

     2. To approve the amendment to the Company's 1995 Stock Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 250,000 shares.

     3. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 1999.

     4. To transact such other business as may properly come before the meeting or any postponement or adjournment(s) thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on April 12, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) thereof.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if such stockholder returned a Proxy.

     This Proxy is solicited by and on behalf of the Board of Directors.

                                        FOR THE BOARD OF DIRECTORS


                                        Michael W. Hall
                                        Secretary

Fremont, California
April 23, 1999

--------------------------------------------------------------------------------
                                    IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THANK YOU FOR ACTING PROMPTLY.
--------------------------------------------------------------------------------

                                KERAVISION, INC.
                               48630 Milmont Drive
                            Fremont, California 94538

                                 PROXY STATEMENT


                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

     The enclosed Proxy is solicited on behalf of the Board of Directors of KeraVision, Inc. (the "Company"), for use at the Annual Meeting of Stockholders to be held on Wednesday, May 26, 1999, at 9:00 a.m., local time, or at any postponement or adjournment(s) thereof, for the purposes set forth herein and in an accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at Embassy Suites, located at 901 East Calaveras Blvd., Milpitas, CA 95035. The Company's telephone number for information regarding that location is (510) 353-3000. Only holders of record of the Company's Common Stock, $.001 par value per share (the "Common Stock") and the Series B Convertible Preferred Stock (the "Preferred Stock") at the close of business on April 12, 1999 (the "Record Date") will be entitled to vote at the Annual Meeting. The Common Stock and the Preferred Stock are sometimes referred to herein as the "Capital Stock."

Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use either (i) by delivering to the Company (Attention: Mark Fischer-Colbrie) a written notice of revocation or a duly executed proxy bearing a later date or (ii) by attending the meeting of stockholders and voting in person.

Record Date, Voting and Solicitation

     These proxy solicitation materials are being mailed on or about April 23, 1999, to the holders of the Capital Stock on the Record Date, who are entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock entitles its holder to one vote on matters to be acted upon at the Annual Meeting. Each share of Preferred Stock entitles its holder to vote in accordance with the number of shares of Common Stock into which their shares of Preferred Stock are convertible. At the Record Date, 12,821,353 shares of the Company's Common Stock, $0.001 par value, were issued and outstanding and 590,422 shares of the Company's Preferred Stock were issued and outstanding. As of the Record Date, each share of Preferred Stock entitled its holder to four votes and the holders of Preferred Stock were entitled to 2,361,688 votes in the aggregate. The total number of votes available in the aggregate at the Record Date was 15,183,041.

     Votes cast by proxy or in person at the meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. In general, Delaware law provides that a quorum consists of a majority of the shares entitled to vote and present in person or represented by proxy. The Inspector will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Directors will be elected by a plurality of the votes cast that are present in person or represented by proxy. Abstentions, withheld votes and broker non-votes will not effect the election of directors. All other proposals require the favorable vote of a majority of the votes present and entitled to vote on the particular proposal. Abstentions will have the same effect as votes against such a proposal. Broker non-votes will not be counted as votes for or against such proposal and will not be included in counting the number of votes necessary for approval of the proposal. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted FOR the election of all nominees for directors named in the proxy, FOR the approval of the amendment to the Company's stock plan, FOR ratification of the appointment of the designated independent auditors and, as the proxy holders deem advisable, on other matters that may come before the meeting, as the case may be with respect to the item not marked. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

     The cost of soliciting proxies will be borne by the Company. The Company has retained Corporate Investor Communications, Inc. to assist in the proxy solicitation for a fee of $4,500 plus expenses. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.


                      PROPOSAL NO. 1: ELECTION OF DIRECTORS

Board of Directors

     The Board of Directors consists of eight members, seven of whom are divided into three classes, with two or three directors in each class, and one unclassified director. Class I consists of three directors who are serving a three-year term expiring at this Annual Meeting. Class II consists of two directors who are serving a three-year term expiring at the Annual Meeting of Stockholders to be held in 2000. Class III consists of three directors who are serving a three-year term expiring at the Annual Meeting of Stockholders to be held in 2001. The unclassified director will serve a one-year term expiring at the Annual Meeting of Stockholders to be held in 2000. In each case, a director serves for the designated term and until his or her respective successor is elected and qualified.

     The following table sets forth certain information with respect to the directors of the Company as of April 12, 1999:

Name of Director            Age          Principal Occupation                          Director Since      Class
----------------            ---          --------------------                          --------------      -----
Kshitij Mohan               54           Corporate  Vice  President  for research          1997              I
                                         and   technical   services   at   Baxter
                                         International, Inc.
Arthur M. Pappas            51           Founder of A.M. Pappas & Associates               1997              I
Peter Wilson                54           Former  President  of Procter & Gamble's          1998              I
                                         Richardson Vicks USA
Charles Crocker             60           Chairman,   President  and  CEO  of  BEI          1987             II
                                         Technologies, Inc.
Lawrence A. Lehmkuhl        61           Former  Chairman,  President  and  Chief          1992             II
                                         Executive  Officer of St. Jude  Medical,
                                         Inc.
John R. Gilbert             62           Vice-Chairman  of the Board of Directors          1992             III
                                         of the Company
Thomas M. Loarie            52           President,  Chief Executive  Officer and          1987             III
                                         Chairman of the Board of Directors of
                                         the Company
Kathleen D. La Porte        37           General Partner of the Sprout Group               1998             N/A

     Kshitij Mohan has served as a director of the Company since January 1997. From 1995 to present, Dr. Mohan has served as Corporate Vice President for research and technical services at Baxter International Inc. Dr. Mohan previously served as a director of device evaluation at the Food and Drug Administration's Center for Devices and Radiological Health. Dr. Mohan holds a B.S. in Physics from Patna University, a M.S. in Physics from University of Colorado, and a Ph. D. in Physics from Georgetown University. Dr. Mohan serves as a director of the Health Industry Manufacturers Association.

     Arthur M. Pappas has served as a director of the Company since January 1997. Mr. Pappas is Chairman and Chief Executive Officer of A.M. Pappas & Associates, LLC, an international consulting, investment and venture company that works with early to mid-stage life science companies, technologies and products. Prior to founding A.M. Pappas & Associates in 1994, he was a director on the main board of Glaxo Holdings plc with executive responsibilities for operations in Asia Pacific, Latin America, and Canada. In this capacity, he was Chairman and Chief Executive of Glaxo Far East (Pte)

Ltd. And Glaxo Latin America Inc., as well as Chairman of Glaxo Canada Inc. He has held various senior executive positions with Abbott Laboratories International Ltd., Merrell Dow Pharmaceuticals, and the Dow Chemical Company, in the United States and internationally. Mr. Pappas is a director of publicly-traded Quintiles Transnational Corp., a leading full-service drug development organization; GeneMedecine Inc., a gene therapy research company; Embrex Inc., a research and development company specializing in poultry in-the-egg delivery systems. He is also a director of privately-held AtheroGenics Inc. Mr. Pappas received a BS in biology from Ohio State University and an MBA in finance from Xavier University.

     Peter Wilson has served as a director of the Company since August 1998. He is the former president of Procter & Gamble's Richardson Vicks USA. In 1972 Mr. Wilson joined the marketing department of Richardson Vicks/Merrell Pharmaceuticals, rising to president and general manager of the Vidal Sassoon Division in 1984 and president and general manager of the Personal Care Division in 1986. He was appointed president of Richardson Vicks in 1990. Mr. Wilson holds a BS in Geology from Princeton University and an MBA from Columbia University.

     Charles Crocker has served as a director of the Company since January 1987. Mr. Crocker served as Chairman of the Board of BEI Electronics, Inc. from 1974 to September 1997. As of September 1997, Mr. Crocker serves as Chairman,
President and CEO of BEI Technologies, Inc., a diversified electronics company specializing in electronic sensors and motion control products, and as Chairman of the Board of BEI Medical Systems Company (formerly BEI Electronics, Inc.), a medical device company specializing in diagnostic and therapeutic products for the women's healthcare market. He has been President of Crocker Capital, a private venture capital firm, since 1985. Mr Crocker holds a B.S. degree from Stanford University and an M.B.A. from the University of California at Berkeley. Mr. Crocker also serves as a Director of Fiduciary Trust Company International and Pope & Talbot, Inc.

     Lawrence A. Lehmkuhl has served as a director of the Company since August 1992. From 1985 to 1994, Mr. Lehmkuhl was the Chairman, President and Chief Executive Officer of St. Jude Medical, Inc., a medical device manufacturer. Prior to 1985, Mr. Lehmkuhl spent 18 years in management positions with American Hospital Supply Corporation. Mr. Lehmkuhl holds a B.B.A. from the University of Iowa. Mr. Lehmkuhl is also a director of Nutrition Medical, Inc.

     John R. Gilbert has served as a director of the Company since April 1992. Mr. Gilbert retired from a 30-year career at Johnson & Johnson, where he served as Vice Chairman of IOLAB Corporation and Vice President of Johnson & Johnson International. From 1981 to 1987, Mr. Gilbert was President of IOLAB Corporation, an international manufacturer and distributor of ophthalmic products. Mr. Gilbert holds a B.S. degree in Industrial Technology from Texas A&M University.

     Thomas M. Loarie has served as President, Chief Executive Officer and Chairman of the Board of Directors of the Company since September 1987. From 1985 until joining KeraVision, Mr. Loarie served as President of ABA BioManagement, a management service firm specializing in medical technology start-ups, and from 1984 to 1985 he served as President of Novacor Medical Corporation, a manufacturer of cardiovascular implants. Prior to 1984, Mr. Loarie held management positions in four divisions of American Hospital Supply Corporation, a manufacturer of healthcare products (now Baxter International), serving most recently as President of the American Heyer-Schulte Division, where he was responsible for bringing several new implantable devices to the markets of neurosurgery, oncology, urology, plastic surgery and wound management as well as rebuilding the company's international business. Mr. Loarie holds a B.S. degree in engineering from the University of Notre Dame and has completed graduate work in business administration at the Universities of Chicago and Minnesota. Mr. Loarie also serves as a director and member of the Executive Committee of the Health Industry Manufacturers Association and as a director of the California Healthcare Institute.

     Kathleen D. La Porte has served as a director of the Company since June 1998. Ms. La Porte is a General Partner of the Sprout Group, a venture capital affiliate of Donaldson, Lufkin & Jenrette Securities Corp. Prior to joining Sprout in 1993, Ms. La Porte was a Principal at Asset Management Company, a venture capital firm focused on early stage investments. Prior to joining Asset Management Company, Ms. La Porte was a Financial Analyst at the First Boston Corporation. She holds BS in biology from Yale University and an MBA from Stanford University.

     There are no family relationships among the directors or executive officers of the Company.

Nominees

     Four directors are to be elected at this Annual Meeting. The Board has nominated the three current members of the Board constituting Class I to be re-elected by the holders of Capital Stock and to serve a three-year term expiring at the Annual Meeting of Stockholders to be held in 2002 and the fourth director to be elected by the holders of Preferred Stock. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below, regardless of whether any other names are placed in nomination by anyone other than one of the proxy holders. In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote in their discretion for a substitute nominee. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until his term expires and until his successor has been elected and qualified. The nominees are:

                    o    Kshitij Mohan

                    o    Aruthur M. Pappas

                    o    Peter L. Wilson

     The holders of Preferred Stock are entitled to elect one director by a majority vote at the Annual Meeting so long as 300,000 shares of Preferred Stock are outstanding. Kathleen D. LaPorte is the nominee to be elected by the holders of Preferred Stock to serve a one-year term expiring at the Annual Meeting of Stockholders to be held in 2000.

Board Meetings and Committees

     The Board of Directors of the Company held a total of ten meetings during the year ended December 31, 1998. The Board of Directors has an Audit Committee and a Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee.

     The Audit Committee of the Board of Directors currently consists of directors Pappas and La Porte, and held two meetings during the year ended December 31, 1998. The Audit Committee reviews the Company's internal controls and meets periodically with management and the independent auditors.

     The Compensation Committee of the Board of Directors currently consists of directors Crocker and Lehmkuhl, and held six meetings during the year ended December 31, 1998. The Compensation Committee is responsible for setting and administering the policies for executive compensation and short-term and long-term incentive programs.

     None of the incumbent directors attended fewer than 75% of the aggregate number of meetings of the Board of Directors and of the committees upon which such director served during 1998.

Compensation Committee Interlocks and Insider Participation

     During the year ended December 31, 1998, none of the Company's executive officers served on the board of any entities whose directors or officers serve on the Company's compensation committee. No current or former executive officer or employee of the Company serves on the committee.

Director Compensation

     The Company currently pays each director who is not an employee $1,000 for each meeting attended of the Board of Directors, $500 if attended by telephone, an annual retainer of $12,000 and reimburses each director for out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors. For 1998, Mr. Crocker, Mr. Gilbert, Ms. LaPorte, Mr. Lehmkuhl, Mr. Mohan, Mr. Pappas and Mr. Wilson received $22,500, $20,000, $9,500, $20,000,
$19,500, $20,000 and $9,500, respectively. Nonemployee directors participate in the Company's 1995 Director Stock Option Plan (the "Directors' Plan"), pursuant to which such directors are automatically granted options to purchase shares of Common Stock of the Company on the terms and conditions set forth in the Directors' Plan. During 1998, Ms. LaPorte and Mr. Wilson (both new directors as of June 1998 and August 1998) each were granted options to purchase 7,500 shares of Common Stock of the Company under the Directors' Plan at an exercise price of $9.125 and $7.125, respectively. Messrs. Crocker, Gilbert, Lehmkuhl, Mohan and Pappas each were granted options to purchase 2,500 shares of Common Stock of the Company under the Directors' Plan at an exercise price of $7.813 per share. Mr. Weiss, a former director of the Company who resigned in July 31, 1998, was granted options to purchase 2,500 shares of Common Stock of the Company under the Directors' Plan at an exercise price of $7.813 per share.

Recommendation of the Board of Directors

     The Board of Directors recommends a vote FOR all of the nominees listed above.

          PROPOSAL 2: APPROVAL OF THE AMENDMENT TO THE 1995 STOCK PLAN

     The Company's 1995 Stock Plan (the "Stock Plan") was adopted by the Board of Directors on June 1, 1995 and approved by the stockholders in July 1995. In June 1996, the Stock Plan was amended by the Board of Directors to comply with certain requirements of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and the Internal Revenue Code of 1986, as amended (the "Code"). In May 1997, the Board of Directors amended the Stock Plan to comply with certain French laws in order to enable French employees to obtain preferential tax benefits. On February 26, 1998, the Board amended the Stock Plan, which was approved at the 1998 Annual meeting, to increase by 490,000 shares the aggregate number of shares authorized for issuance under the Stock Plan (from 800,000 shares to 1,290,000 shares). A total of 1,290,000 shares of Common Stock have been authorized for issuance under the Stock Plan.

     On February 17, 1999, the Board amended the Stock Plan, subject to stockholder approval, to increase by 250,000 shares the aggregate number of shares authorized for issuance under the Stock Plan (from 1,290,000 shares to 1,540,000 shares). The amendment was designed to ensure that the Company can continue to grant stock options at levels determined appropriate by the Board. The Board of Directors believes that in order to attract, motivate and retain highly qualified employees and consultants and to provide such employees and consultants with adequate incentive through their proprietary interest in the Company, it is necessary to increase the number of shares available for issuance under the Stock Plan. Stock options serve as an incentive, which rewards employees and consultants for their performance and for business successes, reflected in stock price appreciation. The proposed 250,000 share increase in the number of shares reserved for issuance under the Stock Plan represents approximately 2.0% of the number of outstanding shares.

Recommendation of the Board of Directors

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1995 STOCK PLAN

     The essential features of the Stock Plan are outlined below.

General

     The Stock Plan provides for the grant to employees of the Company (including officers and employee directors) of "incentive stock options" within the meaning of Section 422 of the Code and for the grant of nonstatutory stock options to employees and consultants of the Company. The purposes of the Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility to provide additional incentives to the employees and consultants of the Company and to promote the success of the Company's business.

Administration

     The Stock Plan is administered by the Compensation Committee of the Board of Directors of the Company (the "Administrator"). The Administrator selects the optionees, determines the number of shares to be subject to each option and determines the exercise price, term and the rate at which the options become exercisable.

Eligibility

     Under the Stock Plan, employees (including officers and employee directors) may be granted incentive stock options within the meaning of Section 422 of the Code, and employees and consultants may be granted nonstatutory stock options. The Stock Plan provides that the maximum number of shares of Common Stock, which may be granted under options to any one employee during any fiscal year, shall be 250,000 shares, subject to adjustment as provided in the Stock Plan. In addition, to the extent than an optionee would have the right in any calendar year to exercise for the first time one or more incentive stock options for shares having an aggregate fair market value (under all plans of the Company and determined for each share as of the date the option to purchase the share was granted) in excess of $100,000, such excess options shall be treated as nonstatutory stock options.

Exercise Price

     The exercise price of all incentive stock options granted under the Stock Plan must be at least equal to 100% of the fair market value of the Common Stock of the Company on the date of grant. The exercise price of all nonstatutory stock options granted under the Stock Plan must be equal to at least 85% of the fair market value of the Common Stock on the date of grant. With respect to any participant who owns stock representing more than 10% of the voting power of all classes of stock of the Company, the exercise price of any stock option granted must equal at least 110% of the fair market value. With respect to any nonstatutory stock option granted to certain executive officers of the Company, the exercise price of such option must be at least equal to the fair market value of the Common Stock of the Company on the date of grant. The fair market value per share is equal to the closing price on the Nasdaq National Market on the date of grant. The exercise price may be paid in such consideration as determined by the Administrator, including, but not limited to cash, check, promissory notes and shares of the Company's Common Stock.

Term

     The Administrator determines the term of options. If an optionee owns stock possessing more than 10% of the voting power of the Company's outstanding capital stock, the term of an option may not exceed five years. The term of incentive stock options may not exceed ten years. The Stock Plan provides that in the event of the termination of an optionee's employment or consulting relationship with the Company, such optionee may exercise any vested options within three months following termination (or such other period of time not exceeding six months, in the case of a nonstatutory stock option following termination as determined by the Administrator). If the optionee was not entitled to exercise the option at the date of such termination, or if the optionee does not exercise such option (which the optionee was entitled to exercise) within the time specified the option shall terminate.

Exercisability

     The Administrator determines when options become exercisable, including any restrictions or limitations such as those based on continued employment.

Adjustment Upon Changes in Capitalization or Merger

     In the event of certain changes in control of the Company, such as a proposed sale of all or substantially all of the Company's assets, or a merger of the Company with or into another corporation, the Stock Plan requires that each outstanding option be assumed or an equivalent option substituted by the successor corporation; provided, however, that the Administrator may, in the exercise of its sole discretion and in lieu of such assumption or substitution, provide for the optionee to have the right to exercise the option as to all or a portion of the stock subject thereto, including shares which would not otherwise be exercisable, or the Administrator may terminate the unvested and unexercised option.

Transferability

     No option may be transferred by the optionee other than by will or the laws of descent or distribution. Each option may be exercised, during the lifetime of the optionee, only by such optionee.

Amendment and Termination of Stock Plan

     The Board of Directors may at any time amend or terminate the Stock Plan, except that such action cannot adversely affect options previously granted without the agreement of any optionee so affected. To the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with Sections 162(m) and 422 of the Code (or any other applicable law or regulation, including the requirements of any exchange or reporting system on which the Company's Common Stock may then be listed), the Company must obtain stockholder approval of any Stock Plan amendment in such a manner and to such a degree as required. If not terminated earlier, the Stock Plan will terminate in 2005.

Options Granted

     As of December 31, 1998, options for 835,619 shares were outstanding under the Stock Plan and 448,101 shares remained available for future grants. As of December 31, 1998, the aggregate fair market value of shares subject to outstanding options under the Stock Plan was $5,600,870, based upon the closing price of the Common Stock as reported on the Nasdaq National Market on such date. The actual benefits, if any, to the holders of stock options issued under the Stock Plan are not determinable prior to exercise, as the value, if any, of such stock options to their holders is represented by the difference between the market price of a share of the Company's Common Stock on the date of exercise and the exercise price of a holder's stock option.

Tax Information

     The following is only a brief summary of the federal income tax consequences for the optionee and the Company with respect to the grant and exercise of options under the Stock Plan. This summary does not purport to be complete, and does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside. The Company advises all optionees to consult their own tax advisors with respect to the tax consequences of their participation in the Stock Plan.

     Options granted under the Stock Plan may be either incentive stock options, which are intended to qualify for the special tax treatment provided by Section 422 of the Code, or nonstatutory stock options which will not so qualify.

     If an option granted under the Stock Plan is an incentive stock option, under Federal tax law, an optionee will recognize income upon grant of the option and have no regular taxable liability due to the exercise. However, the excess of the value of the stock subject to the option over the exercise price will be an item of alternative minimum taxable income, which could result in the optionee being subject to the alternative minimum tax for the year of exercise. Upon the sale or exchange of the shares more than two years after grant of the option and more than one year after exercise of the option, any gain will be treated as long-term capital gain. If both of these holding periods are not satisfied (a "disqualifying disposition"), the optionee will recognize ordinary income equal to the difference, if any, between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or
(ii) the sale price of the shares. A different rule for measuring ordinary income upon such a disqualifying disposition may apply if the optionee is also an officer, director, or 10% stockholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a disqualifying disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on whether or not the disposition occurs more than one year after the exercise date.

     All other options, which do not qualify as incentive stock options or are not designated as such, are referred to as nonstatutory stock options. An optionee will not recognize any taxable income under Federal tax laws at the time he or she is granted a nonstatutory stock option. However, upon its exercise, the optionee will recognize ordinary taxable income measured by the excess of the then fair market value of the shares over the exercise price. A different rule for measuring ordinary income upon exercise may apply if the optionee is an officer, director or 10% stockholder of the Company. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory stock option. The taxable income recognized by an optionee who is also an employee of the Company will be subject to income and employment tax withholding by the Company by payment in cash by the optionee or out of the optionee's current earnings. Upon resale of such shares by the optionee, any difference between the sale price and the optionee's tax basic (exercise price plus the income recognized upon exercise) are treated as capital gain or loss and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year after the exercise date.

                PROPOSAL NO. 3: APPROVAL OF INDEPENDENT AUDITORS

     The Board of Directors has appointed the firm of Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the year ending December 31, 1999. In the event the stockholders do not ratify such appointment, the Board of Directors will reconsider its selection. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to respond to appropriate questions and to make a statement if they desire.

Recommendation of the Board of Directors

     The Board of Directors recommends a vote FOR ratification of the approval of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 1999.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of the Company's Common Stock as of April 12, 1999 as to (i) each person who is known by the Company to beneficially own more than five percent of the Company's Common Stock, (ii) each of the Company's current directors, (iii) each of the executive officers named in the Summary Compensation Table beginning on page 12, and (iv) all directors and executive officers as a group. Unless otherwise indicated in the table, the address of each stockholder identified in the table is 48630 Milmont Drive, Fremont, California 94538. Each percent of ownership assumes that in addition to the 12,821,353 shares actually outstanding on April 12, 1999, any shares of Common Stock covered by an option, warrant or other convertible security owned by the stockholder that could be issued within 60 days, but no other stockholder, were also outstanding.



                                                                                 Shares
              5% Stockholders, Directors,                                       Acquirable      Shares Beneficially Owned(1)
             Named Executive Officers, and                     Shares           Within 60      -----------------------------
      Directors and Executive Officers as a Group              Owned              Days           Number            Percent
-------------------------------------------------------      ---------         -----------     -----------------------------
Goldman Sachs & Co......................................     2,095,012                 --        2,095,012           16.34%
   85 Broad Street
   New York, NY  10004

The Sprout Group(2).....................................            --          1,590,204        1,590,204           11.03%
Sprout Capital VIII, L.P. ..............................            --          1,333,948        1,333,948            9.42%
   3000 Sand Hill Road
   Menlo Park, CA  94025

The Capital Group Companies, Inc........................       795,000                 --          795,000            6.20%
   333 South Hope Street
   Los Angeles, CA  90071

Charles Crocker(3)......................................       166,943             10,000          176,943            1.38%

Darlene E. Crockett-Billig..............................       109,085             31,267          140,352            1.09%

Mark Fischer-Colbrie....................................        76,617             27,501          104,118                *

John R. Gilbert.........................................        37,500              6,500           44,000                *

Kathleen D. La Porte(4).................................            --          1,590,204        1,590,204           11.03%

Lawrence A. Lehmkuhl....................................        17,000             10,000           27,000                *

Thomas M. Loarie........................................       498,733                 --          498,733            3.89%

Kshitij Mohan ..........................................            --              5,000            5,000                *

Edward R. Newill........................................         1,834                 --            1,834                *

Arthur Pappas ..........................................        22,000              5,000           27,000                *

Thomas A. Silvestrini...................................       197,892              2,975          200,867            1.57%

Peter L. Wilson.........................................         7,000                 --            7,000                *

All directors and officers as a group (12 persons)(5)...     1,134,604          1,688,447        2,823,051           19.46%

----------

     *Less than 1%

(1) Information with respect to beneficial ownership is based upon information furnished by each director and officer or contained in filings made with the Securities and Exchange Commission. Except as indicated in the footnotes to this table, the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

(2) Shares of Common Stock represent the number of shares of Common Stock issuable to the Sprout Group upon conversion of the Preferred Stock issued and sold on June 12, 1998 and Preferred Stock issued to the Sprout Group as dividends as of December 31, 1998. Shares held by the Sprout Group include shares held by DLJ Capital Corporation, DLJ ESC II, L.P., Sprout Capital VIII, L.P., Sprout Venture Capital, L.P. and The Sprout CEO Fund.

(3)  Includes 55,215 shares held by Fund FBO Charles Crocker.

(4) Represents 1,590,204 shares of Preferred Stock beneficially owned by the Sprout Group, which is a partnership of which Mr. LaPorte is a general partner.

(5)  Shares  attributable  to directors and officers as a group  include  55,215 shares beneficially held by Mr. Crocker, and aggregate of 98,243 shares subject to options held by officers and directors which are exercisable within 60 days after April 12, 1999 and 1,590,204 shares of Common Stock issuable upon conversion of the Preferred Stock issued to the Sprout Group, of which Ms. LaPorte is a general partner.

     The following table sets forth the beneficial ownership of the Company's Preferred Stock as of April 12, 1999 as to (i) each person who is known by the Company to beneficially own more than five percent of the Company's Preferred Stock, (ii) each of the Company's current directors, (iii) each of the executive officers named in the Summary Compensation Table beginning on page 12 and (iv) all directors and executive officers as a group. Unless otherwise indicated in the table, the address of each stockholder identified in the table is 48560 Milmont Drive, Fremont, California 94538.


        5% Stockholders, Directors,
       Named Executive Officers, and               Shares
Directors and Executive Officers as a Group        Owned(1)         Percent
-------------------------------------------------------------------------------
The Sprout Group(2)..........................      393,616           66.67%
Sprout Capital VIII, L.P. ...................      333,487           56.48%
     3000 Sand Hill Road
     Menlo Park, CA  94025

Johnson & Johnson Development Corporation....       98,403            16.7%
     One Johnson & Johnson Plaza
     New Brunswick, NJ 08933

GMI/DRI Investment Trust.....................       32,801             5.6%
     P.O. Box 1113
     Minneapolis, MN  55440

Special Situations Fund(3)...................       65,602            11.0%
     153 East 53rd Street
     New York, NY 10022

Charles Crocker .............................           --                *

Darlene E. Crockett-Billig ..................           --                *

Mark Fischer-Colbrie ........................           --                *

John R. Gilbert .............................           --                *

Kathleen D. LaPorte(4) ......................      393,616           66.67%

Lawrence A. Lehmkuhl ........................           --                *

Thomas M. Loarie ............................           --                *

Kshitij Mohan ...............................           --                *

Edward R. Newill ............................           --                *

Arthur Pappas ...............................           --                *

Thomas A. Silvestrini .......................           --                *

Peter L. Wilson .............................           --                *

All directors and officers as a group
     (12 persons) ...........................      393,616           66.67%


(1) As of April 12, 1999, there were accrued dividends on the Preferred Stock, to be paid in the form of Preferred Stock.

(2) Includes shares held by DLJ Capital Corporation, DLJ ESC II, L.P., Sprout Capital VIII, L.P., Sprout Venture Capital, L.P. and The Sprout CEO Fund.

(3) Includes shares held by Special Situations Private Equity Fund, L.P., Special Situations Fund III, L.P., and Special Situations Cayman Fund, L.P.

(4) Includes 393,616 shares of Preferred Stock beneficially owned by the Sprout Group, of which Ms. LaPorte is a general partner.

                        EXECUTIVE OFFICERS OF KERAVISION

     The current executive officers of KeraVision are as follows:

       Name                        Age                Position


Thomas M. Loarie ............      52        Chairman of the Board of Directors,
                                             Chief    Executive    Officer   and
                                             President



Darlene Crockett-Billig .....      46        Vice President,  Regulatory Affairs
                                             and Clinical Research

Mark D. Fischer-Colbrie .....      42        Vice    President,    Finance   and
                                             Administration,   Chief   Financial
                                             Officer

David Heniges ...............      55        Vice President, Europe

Richard Meader ..............      53        Vice President, Quality Assurance

Edward R. Newill ............      45        Vice   President,   North  American
                                             Marketing and Sales

Thomas A. Silvestrini .......      46        Vice   President,    Research   and
                                             Development

Robert P. Wood ..............      40        Vice President, Manufacturing

     Thomas M. Loarie has served as President, Chief Executive Officer and Chairman of the Board of Directors of the Company since September 1987. From 1985 until joining KeraVision, Mr. Loarie served as President of ABA BioManagement, a management service firm specializing in medical technology start-ups, and f0rom 1984 to 1985 he served as President of Novacor Medical Corporation, a manufacturer of cardiovascular implants. Prior to 1984, Mr. Loarie held management positions in four divisions of American Hospital Supply Corporation, now Baxter International, a manufacturer of healthcare products, serving most recently as President of the American Heyer-Schulte Division, where he was responsible for bringing several new implantable devices to the markets of neurosurgery, oncology, urology, plastic surgery and wound management as well as rebuilding the company's international business. Mr. Loarie holds a B.S. degree in engineering from the University of Notre Dame and has completed graduate work in business administration at the Universities of Chicago and Minnesota. Mr. Loarie also serves as a member of the Executive Committee of the Company, a director of the Health Industry Manufacturers Association and serves on the Board of the California Healthcare Institute.

     Darlene E. Crockett-Billig has served as Vice President, Regulatory Affairs and Clinical Research of the Company since February 1988. From 1986 to 1988, she served as Regulatory Affairs Manager for CooperVision Ophthalmic Products, an ophthalmic device manufacturer, where she was responsible for all FDA submissions, product approval strategies and regulatory compliance. Prior to that time, Ms. Crockett-Billig spent ten years in management and laboratory supervision positions with Miles Laboratories and Medtronic, Inc., two healthcare product manufacturers. Ms. Crockett-Billig received her B.A. in Biology from Augustana College and her M.B.A. from the College of St. Thomas, Minnesota.

     Mark D. Fischer-Colbrie has served as Vice President, Finance and Administration and Chief Financial Officer of the Company since March 1992. From 1983 to 1992, Mr. Fischer-Colbrie held several senior financial positions, most recently as Vice President, Controller, at Maxtor Corporation, a manufacturer of computer disk drives. Prior to 1983, he worked for four years with a subsidiary of Xerox Corp. in accounting and finance. Mr. Fischer-Colbrie holds a B.A. from Stanford University and an M.B.A. in Finance and Marketing from the University of California at Berkeley.

     David Heniges has served as Vice-President Europe since July, 1998. Mr. Heniges was most recently VP Global Marketing for Baxter International's Cardiovascular Surgery Division. Prior to that position, Mr. Heniges was VP Worldwide Business Development for IOLAB, a division of Johnson & Johnson. Mr. Heniges worked for Johnson & Johnson for 23 years.

     Richard Meader has served as Vice-President, Quality Assurance since September, 1998. Mr. Meader was most recently VP Regulatory and Quality Affairs for B. Braun/McGaw Inc., a $350 million-a-year maker of medical device systems for drug delivery and a provider of pharmacy out-source services.

     Edward R. Newill has served as Vice President, Marketing and Sales since May 1996. Mr. Newill has 21 years of international experience in a broad range of surgical specialties including plastic surgery, which like vision correction surgery is consumer-based and non-reimbursed by insurers. Mr. Newill held management positions with Mentor from 1990 to 1996. Mr. Newill holds a B.S. in General Business from Miami University and a Masters International Management from American Graduate School of International Management.

     Thomas  A.   Silvestrini  has  served  as  Vice  President,   Research  and
Development of the Company since July 1990. Prior to joining the Company, Mr. Silvestrini spent 12 years in senior management and project positions including Manager of Research and Development, Project Leader, and Senior Research Scientist with the Corporate Research Center of the Hospital Products Group for the Pfizer Corporation, a manufacturer of healthcare products. He has received 11 patents for medical devices and has an additional 12 patents pending. Mr. Silvestrini received his B.S. in Chemical Engineering and his M.S. in Organic Chemistry from the University of Minnesota.

     Robert P. Wood has served as Vice President, Manufacturing since April 1996. From 1994 to 1996, Mr. Wood was operations manager of Allergan, Inc.'s medical device and pharmaceutical facility. From 1987 to 1994 Mr. Wood held management positions with Abbott Laboratories. Mr. Wood holds a B.S., in mechanical engineering from Texas A&M University.

     Each executive officer serves at the sole discretion of the Board of Directors.

                             EXECUTIVE COMPENSATION

                           Summary Compensation Table

     The following table shows the compensation received by the Company's Chief Executive Officer and the four most highly compensated executive officers of the Company for 1998, and the compensation received by each such individual for 1997 and 1996.

                                                                           Long-Term
                                                                         Compensation
                                       Annual Compensation                  Awards             All Other(3)
                                ----------------------------------   ---------------------     ------------
                                                                     Securities Underlying
                                Year        Salary         Bonus          Options(2)
                                ----        ------         -----          ----------
Thomas M. Loarie (1)            1998       $250,000       $22,500           111,261               $15,000
                                1997       $250,000       $26,446            80,327                    --
                                1996       $309,272(4)         --                --               $50,000


Thomas A. Silvestrini           1998       $178,904       $14,175            40,600               $17,500
                                1997       $175,000       $14,879            34,000                    --
                                1996       $181,757(4)         --                --               $12,500

Edward R. Newill(1)             1998       $155,391       $11,025            63,000                    --
                                1997       $149,692        $8,264            40,100                    --
                                1996        $91,577            --            60,000                    --

Darlene E. Crockett-Billig (1)  1998       $148,235       $12,180            15,000               $14,500
                                1997       $145,000       $12,220            28,200                    --
                                1996       $143,481(4)         --                --               $12,500


Mark Fischer-Colbrie (1)        1998       $138,012       $16,000            15,000               $13,500
                                1997       $135,000       $10,928            26,300                    --
                                1996       $125,926(4)         --                --                $5,000

(1) Includes amounts earned but deferred at the election of the executive under the Company's 401(k) Plan.

(2) Consists of incentive stock options ("ISO") granted pursuant to the Company's 1987 and 1995 Stock Option Plans, of which 6.25% are exercisable at the end of each three-month period from the grant date. The maximum term of each option under the 1987 Plan is five years from the date of grant and under the 1995 Plan is ten years from the date of grant. The exercise price is equal to the market value of the stock on the grant date.

(3) This amount represents forgiveness of outstanding principal on certain promissory notes owed to the Company.

(4) These amounts reflect retroactive compensation adjustments made by the Board of Directors in 1996.


     The following tables set forth information for the named executive officers with respect to grants of options to purchase Common Stock of the Company made in the year ended December 31, 1998 and the value of all options held by such executive officers on December 31, 1998.

                Option Grants During Year Ended December 31, 1998

                                             Individual Grants
                             -----------------------------------------------------------------------------------------------
                              Number of         % of Total                                           Potential Realizable
                             Securities           Options                                          Value at Assumed Annual
                             Underlying         Granted to         Exercise or                              Rates of
                               Options       Employees during      Base Price      Expiration       Stock Price Appreciation
    Name                       Granted            Year(1)             ($/Sh)          Date           for Option Term(2)
------------------------     ----------      ------------------    -----------     ----------       ------------------------
                                                                                                     5% ($)         10% ($)
                                                                                                    --------       ---------
Darlene Crockett-Billig       15,000(4)             2.41%             $5.438        8/3/2008         $51,299        $130,002
Mark Fischer-Colbrie          15,000(4)             2.41%             $5.438        8/3/2008          51,299         130,002
Thomas M. Loarie              15,000(4)             2.41%             $5.438        8/3/2008          51,299         130,002
Thomas M. Loarie              32,000(3)             5.15%             $5.938        5/10/2000        119,500         302,837
Thomas M. Loarie              64,261(3)            10.35%             $5.938       10/28/2008        239,975         608,143
Edward R. Newill              15,000(4)             2.41%             $5.438        8/3/2008          51,299         130,002
Edward R. Newill              48,000(3)             7.73%             $5.938       10/28/2008        179,250         454,255
Thomas A. Silvestrini         15,000(4)             2.41%             $5.438        8/3/2008          51,299         130,002
Thomas A. Silvestrini         25,600(3)             4.12%             $5.938        5/10/2000         95,600         242,269

----------

(1) Based on an aggregate total of 621,131options granted to employees in 1998, under the Company's 1995 Stock Plan.

(2) Potential realizable values are reported net of the option exercise price, but before taxes associated with the exercise, if any. These amounts represent certain assumed rates of appreciation only, in accordance with regulations of the Securities and Exchange Commission. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall market conditions, as well as executives continued employment through the vesting period. There is no assurance that the amounts reflected would be realized.

(3) Option granted in connection with KeraVision's October repricing program. These options become exercisable on October 28, 1999 and will be forfeited if the employee leaves KeraVision prior to that date. See "Option Exchange Programs" and "Compensation Committee Report - Stock Option Awards for 1998".

(4) These options were granted under the 1995 Stock Plan at an exercise price equal to the fair market value of KeraVision's Common Stock on the date of grant. Options will become exercisable, if not accelerated pursuant to the provisions described below, at the rate of 25% of the original number of option shares on each of the following dates: May 3, 2003, August 3, 2003, November 3, 2003 and February 3, 2004. The options exercisability can be accelerated in part, with the balance to become exercisable in four equal six-month increments, in the event that the closing price of KeraVision's Common Stock is at least $22.00 per share (as determined by the daily closing price on the Nasdaq National Market) for a period of 20 consecutive trading days (the "Initial Period") and for each of the five business days (the "Final Period") commencing on the first business day following public disclosure of KeraVision's earnings release for the fiscal quarter in which occur the majority of the days in the Initial Period. Exercisability will commence on the first business day following completion of the Final Period. 25% of the total number of shares subject to each option shall vest and become exercisable on the first business day following completion of the Final Period, and 25% of the remaining balance of such shares shall vest and become exercisable on each 6-month anniversary of such date thereafter, for so long as the option holder remains an employee of, or consultant to, KeraVision.

                  Aggregated Option Exercises in the Year Ended
                  December 31, 1998 and Year-End Option Values

                                                                       Number of                     Value of
                                                                 Securities Underlying              Unexercised
                                                                      Unexercised                  In-the-Money
                                                                      Options at                    Options at
                                 Shares                            December 31, 1998           December 31, 1998(1)
                              Acquired on          Value             Exercisable/                  Exercisable/
      Name                      Exercise         Realized            Unexercisable                 Unexercisable
----------------------        -----------        --------        ---------------------         --------------------
Darlene Crockett-Billig          20,526          $255,302           27,362/ 47,838               $154,637/$352,155

Mark Fischer-Colbrie             23,228           288,910           24,044/45,256                $136,017/$335,341

Thomas M. Loarie                 49,500           615,681           --/111,261                      $0/$939,311

Edward R. Newill                   --               --              --/103,100                      $0/$813,339

Thomas A. Silvestrini              --               --              2,125/72,475                 $14,743/$568,674

----------
(1) The fair market value of the Company's Common Stock (as reported on the Nasdaq National Market) at the close of business on December 31, 1998 was $14.313.

                            Option Exchange Programs

     The following table sets forth certain information with respect to the Company's exchange of outstanding options with certain of its officers in October 1998. For further information with respect to such option exchanges, see "Board Compensation Committee on Executive Compensation - Stock Option Awards in 1998."

                       Option Repricings in the Year Ended
                  December 31, 1998 and Year-End Option Values

                                          Number of                                                    Weighted Length of
                                         Securities                       Weighted                    Original Option Term
                                         Underlying   Market price of  Exercise Price                 Remaining (in years)
                                           Options     Stock at Time     at Time of          New      at date of Repricing
                                          Repriced    of Repricing or   Repricing or      Exercise        or Amendment
      Name                     Date      or Amended      Amendment        Amendment         Price
--------------------         --------    ----------   ---------------  --------------     --------    --------------------
Thomas M. Loarie             10-28-98      32,000          $5.938           $8.75          $5.938             0.70

Thomas M. Loarie             10-28-98       6,261          $5.938          $12.25          $5.938             8.40

Thomas M. Loarie             10-28-98      11,600          $5.938          $7.375          $5.938             8.10

Thomas M. Loarie             10-28-98      46,400          $5.938          $7.375          $5.938             8.10

Edward R. Newill             10-28-98      48,000          $5.938          $15.25          $5.938             7.70

Thomas A. Silvestrini        10-28-98      25,600          $5.938           $8.75          $5.938             0.70

Robert  P. Wood              10-28-98      40,000          $5.938          $12.625         $5.938             7.70

Thomas A. Silvestrini        10-28-98      25,600          $5.938           $8.75          $5.938             0.70


Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Report and the Performance Graph shall not be incorporated by reference into any such filings.

                          COMPENSATION COMMITTEE REPORT

     The following is a report of the Compensation Committee of the Board of Directors (the "Committee") describing the compensation policies applicable to the Company's executive officers during the year ended December 31, 1998. The Committee recommends salaries, incentives and other forms of compensation for directors, officers and other employees of the Company, administers the Company's various incentive compensation and benefit plans (including stock plans) and recommends policies relating to such incentive compensation and benefit plans. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

Compensation Policy

     The Company's executive officer compensation philosophies are designed to attract, motivate and retain senior management by providing an opportunity for competitive, performance-based compensation. Executive officer compensation consists of competitive base salaries and stock-based incentive opportunities in the form of options to purchase the Company's Common Stock. The Company currently does not contribute to any retirement programs on behalf of its employees, including executive officers.

Base Salaries for 1998

     Base salaries are set to correspond approximately with the mean of salaries offered individuals with similar job responsibilities at comparable companies, including companies in a similar geographic location, and to maintain a close relationship to the company's performance. In establishing compensation guidelines with respect to base salary, the Company utilized three outside data sources for like companies, as provided by a bioscience salary survey, a venture capital firm salary survey and a review of proxy statements by an outside service. In addition, a compensation consultant reviewed the Company's plans. Based on the result of the salary survey, the compensation committee granted salary increases commensurate with the ranges listed for bioscience companies.

Bonus Plan for 1998

     The bonuses paid in 1998 were earned as part of the 1997 bonus plan which listed specific objectives to be achieved. The compensation committee assessed performance to those 1997 objectives and determined the appropriate percentage of completion of goals. These objectives included revenue goals, status of progress with the FDA, status of new product development and infrastructure development in several areas.

Stock Option Awards for 1998

     The Company's 1995 Stock Option Plan provides for the issuance of stock options to officers and employees of the Company to purchase shares of the Company's Common Stock at an exercise price equal to the fair market value of such stock on the date of grant. The Company's stock options typically vest ratably over a period of four years. Stock options are granted to the Company's executive officers and other employees both as a reward for past individual and corporate performance and as an incentive for future performance. The Committee believes that stock-based performance compensation arrangements are essential in aligning the interests of management and the stockholders in enhancing the value of the Company's equity. In 1998, stock option grants of 15,000 shares for each officer were made and the vesting was tied to the achievement of a specific stock price as a mechanism for increasing performance.

     Vesting is designed to encourage the creation of stockholder value over the long-term, as no benefit is realized from a stock option grant unless the price of the Common Stock rises over a number of years and the option holder is actively employed at the time of vesting. In October 1998, the Company's Board of Directors reviewed employees' outstanding options and determined that many employees of the Company held options at exercise prices that exceeded the closing price of the Common Stock, which limited the options' effectiveness as a long-term incentive and as a tool for employee retention. Accordingly, the Board approved an option exchange program, whereby employees were permitted to voluntarily exchange options held for new options on a four-for-five basis with a new exercise price of $5.938, the closing price of the Company's Common Stock on October 28, 1998. The new options granted can not be exercised until October 28, 1999; one year after the program became effective. As an added long-term incentive, employees participating in the exchange program that leave the Company prior to the one year lock-up will forfeit their repriced shares. The forfeited shares will be returned back into the stock plan. In addition to other non-executive employees, Mr. Thomas M. Loarie, Edward R. Newill and Thomas A. Silvestrini elected to participate in the October Exchange Program.

Compensation of the Chief Executive Officer

     The compensation for Thomas M. Loarie, the Company's Chief Executive Officer ("CEO") consisted of a base salary, an annual bonus, stock option grants and employee benefits provided to all salaried employees that are usual and custom for the position.

     The Committee determined Mr. Loarie's salary based on a number of factors, including comparative salaries of CEO's of medical companies in the Company's peer group, the CEO's individual performance and the Company's performance as measured against the stated objectives. The CEO's salary was compared to three outside data sources for like companies, as provided by a bioscience salary survey, a venture capital firm salary survey and a review of proxy statements by an outside service. In addition, a compensation consultant reviewed the Company's plans. Based on the results of the salary survey, the CEO's salary was not increased in 1998.

     Mr. Loarie's 1998 bonus payment of $22,500 reflects the Companies achievement of the bonus goals set in the 1997 bonus plan. The bonus reflects the achievement of objectively measured, qualitative goals under the bonus plan as reviewed and approved by the Committee. As with other executives, size of option grants is also based on a review of competitive survey data. The stock option grant of 15,000 shares, given in equal amounts to all of the officers of the company, is tied to the achievement of a specific stock price in that there is no vesting of stock until that price point is achieved. See "Executive Compensation -- Summary Compensation Table."

Deductibility of Executive Compensation

     The Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, unless such compensation meets the requirements for the "performance-based" exception to the general rule. Since the cash compensation paid by the Company to each of its executive officers is expected to be well below $1 million and the Company believes that options granted under the Company's 1987 and 1995 Stock Option Plans will meet the requirements for qualifying as performance-based, the Committee believes that this section will not affect the tax deductions available to the Company. It will be the Committee's policy to qualify, to the extent reasonable, the executive officers' compensation for deductibility under applicable tax law.

                                        SUBMITTED BY THE COMPENSATION COMMITTEE
                                        OF THE BOARD OF DIRECTORS

                                        Charles Crocker
                                        Lawrence A. Lehmkuhl

Performance Graph

     The following graph compares the cumulative total stockholder return, assuming reinvestment of all dividends, for the Company's Common Stock at December 31, 1998 since July 28, 1995 (the date on which the Company's stock was first registered under Section 12 of the Securities Exchange Act of 1934) to the cumulative return over such period of (i) the U.S. Index for the Nasdaq National Market and (ii) the S&P Health Care Composite Index. The graph assumes that $100 was invested on July 28, 1995 in the Common Stock of the Company and in each of the comparative indices. The graph further assumes that such amount was initially invested in the Common Stock of the Company at a price per share of $13.50, the price to which such stock was first offered to the public by the Company on that date. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                           Comparison of Total Return




[Insert Performance Graph]

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has issued Common Stock to some of its executive officers in exchange for promissory notes. The shares were issued pursuant to restricted stock purchase agreements under the Company's 1987 Stock Purchase Plan at the fair market value of the Common Stock of the Company on the date of grant. The following table sets forth the details of these transactions.

                                                                                            Amount
                                Amount of                                                 Outstanding
  Name of Debtor              Shares Issued         Date Issued        Interest Rate       12/31/98
  --------------              -------------         -----------        -------------       --------
Thomas M. Loarie                  29,800              1/29/88              5.93%             $764.15
Thomas M. Loarie                  20,000               3/8/88              5.62%             $195.94
Thomas M. Loarie                  30,000               3/8/89              5.62%           $1,505.42
Thomas M. Loarie                 212,685              10/30/91             5.79%         $212,848.09
Thomas M. Loarie                  42,193              4/12/93              5.73%         $102,469.02
Thomas M. Loarie                  60,000              11/7/93              5.79%         $145,807.79
Thomas A. Silvestrini             34,048              10/30/91             5.79%          $34,074.08
Thomas A. Silvestrini             23,447              10/30/91             5.95%          $22,952.18
Thomas A. Silvestrini             60,000              11/7/93              5.79%         $145,807.79
Darlene Crockett-Billig           12,000               3/8/89              5.62%              $62.27
Darlene Crockett-Billig           44,121              10/30/91             5.79%          $32,064.08
Darlene Crockett-Billig           40,000              11/7/93              5.79%          $97,205.20
Mark Fischer-Colbrie              15,000              11/7/93              5.79%          $16,854.70

In June 1998, the Board of Directors forgave principal in the following amounts:

     o    $17,500 owed to the Company by Mr. Silvestrini;

     o    $14,500 owed to the Company by Ms. Crockett-Billig; and

     o    $13,500 owed to the Company by Mr. Fischer-Colbrie.

In October 1996, the Board of Directors forgave principal in the following amounts:

     o    $50,000 owed to the Company by Mr. Loarie;

     o    $12,500 owed to the Company by Mr. Silvestrini;

     o    $12,500 owed to the Company by Ms. Crockett-Billig; and

     o    $5,000 owed to the Company by Mr. Fischer-Colbrie.

     On April 1, 1998, the Company entered into the following full-recourse promissory notes. The loans were AMT cash payments generated by the exercise of expiring options.

                                                          Amount Outstanding
     Name of Debtor            Interest Rate                as of 12/31/98
     --------------            -------------              ------------------

Thomas M. Loarie                   5.62%                       $57,665.76
Thomas M. Loarie                   5.62%                       $20,525.10
Thomas A. Silvestrini              5.62%                       $86,267.32
Mark Fischer-Colbrie               5.62%                       $98,696.67

     On September 1, 1998, the Company entered into the following full-recourse promissory notes. The loans were utilized to pay off other debt associated with the financing of expiring option exercises.

                                                          Amount Outstanding
     Name of Debtor            Interest Rate               as of 12/31/98
     --------------            -------------              ------------------

Thomas M. Loarie                   5.35%                     $298,069.55
Darlene Crockett-Billig            5.35%                      $84,568.07
Thomas A. Silvestrini              5.35%                      $77,689.10
Mark Fischer-Colbrie               5.35%                      $72,578.92

     In January 1998, the Company entered into a contract with A.M. Pappas & Associates, LLC to plan for a clinical trial in Singapore. For the year ended December 31, 1998, the Company paid A.M. Pappas & Associates, LLC $77,663.

     In May 1997, the Company entered into change of control agreements with each of its executive officers. These agreements are intended to provide for continuity of employment in the event of a change of control as defined by the agreements, including the following events:

     o    acquisition by any person of 20 percent or more of the Company;

     o    reorganization, merger or consolidation of the Company; and

     o    changes of the "Incumbent Directors" as defined in the agreements.

     In the event that during the two year period following a change of control, the Company terminates an executive's employment "without cause" (as defined in the agreement) or the executive terminates his employment as a result of an "Involuntary Termination" (as defined in the agreement), the executive would receive the following benefits:

     o severance payments equal to the salary the executive was receiving at the time of termination in accordance with the Company's payroll schedule;

     o monthly severance payments equal to one-twelfth of the employee's "target bonus" (as defined in the agreement");

     o the continuation of health and life insurance benefits; and o outplacement services with a value not to exceed $15,000.

     With respect to the change of control agreement with Mr. Loarie, these benefits will continue for eighteen months from the date of his termination. With respect to the other executives, these benefits will continue for twelve months from the date of the executive's termination.

     In the event of a change of control of the Company, Mr. Loarie's stock options shall become fully vested and 50% of the other executive's stock options shall become fully vested so long as the acceleration of vesting of options does not preclude a pooling of interests for the proposed transaction. The agreements provide that any benefits received from the Company constituting "parachute payments" within the meaning of section 280G of the Code that would subject the executive to the excise tax imposed by Section 4999 of the Code may be payable in a manner that does not result in the benefits being subject to an excise tax.

     In January 1997, the Company entered into a three-year employment agreement with Thomas M. Loarie. Pursuant to the terms of the agreement, Mr. Loarie is entitled to receive:

     o    annual base salary of $250,000;

     o    an option to purchase 7,827 of common stock;

     o    a performance bonus of up to 50% of base salary;

     o    medical, disability and life insurance;

     o    vacation and sick leave;

     o    a business expense allowance of up to $15,000 per year, and

     o 18 months base salary compensation in the event of involuntary termination of employment.

     In January 1996, the Company entered into a Consulting  Agreement with John
R. Gilbert, one of the Company's directors. This agreement provides for an annual consulting fee of $80,000 to be paid to Mr. Gilbert. For the year ended December 31, 1998, the Company paid Mr. Gilbert $73,333. This agreement ended in November 1998.

     The Company has entered into separate indemnification agreements with each of its directors and executive officers that may require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or services as director or officer and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

     The terms of the transactions described above were negotiated at arms length such that the terms were as favorable to the Company as could have been obtained from an unaffiliated third party.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, all of these filing requirements have been satisfied with the following exception: A Form 4 for Mr. Gilbert was late in filing in connection with an open market purchase. In making this statement, the Company has relied solely upon review of the copies of such reports furnished to the Company and written representations from its officers and directors that no other reports were required.

                       DEADLINE FOR RECEIPT OF STOCKHOLDER
                        PROPOSALS FOR 2000 ANNUAL MEETING

     Proposals of stockholders that are intended to be presented by such stockholders at the Company's 2000 Annual Meeting must be received by the Company no later than December 15, 1999 in order that such proposals may be included in the proxy statement and form of proxy relating to that meeting, and in any event, must be received by the Company no later than March 25, 2000 to be eligible for stockholder action in next year's annual meeting.

                                  OTHER MATTERS

     The Board of Directors knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, then the persons named in the enclosed form of proxy will vote the shares they represent in such manner as the Board may recommend.


                                        By Order of The Board of Directors


                                        Michael W. Hall
                                        Secretary

Dated: April  23, 1999


     A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 1998 is available without charge upon written request to Investor Relations, KeraVision, Inc., 48630 Milmont Drive, Fremont, California, 94538.

                                   DETACH HERE



                                      PROXY

                                KERAVISION, INC.

              SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
                       1999 ANNUAL MEETING OF STOCKHOLDERS


     The undersigned stockholder of KeraVision, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 23, 1999, and hereby appoints Thomas M. Loarie and Mark D. Fischer-Colbrie, or either of them, as proxies and attorney-in-fact with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Stockholders of KeraVision, Inc. to be held on Wednesday, May 26, 1999 at 9:00 a.m., local time, at Embassy Suites, 901 East Calaveras Blvd., Milpitas, California, and at any adjournment(s) or postponement(s) thereof, and to vote all shares of Capital Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and in their discretion, upon such other matter or matters that may properly come before the meeting and any adjournment(s) thereof.


-----------                                                          -----------
SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                 SIDE

                                   DETACH HERE


|X|  Please mark
     votes as in
     this example.


THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF THE CLASS I DIRECTORS TO SERVE FOR A TERM OF THREE YEARS; (2) FOR APPROVAL OF AN AMENDMENT TO THE COMPANY'S 1995 STOCK PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 250,000 SHARES; (3) FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

1.   Election of              FOR                 WITHHELD
     Directors                |_|                    |_|

     Nominees: Kshitij Mohan, Arthur M. Pappas and Peter L. Wilson

     |_|
         --------------------------------------
         For all nominees except as noted above


2.   To  approve  the  amendment  to the          FOR       AGAINST     ABSTAIN
     Company's   1995   Stock   Plan  to          |_|         |_|         |_|
     increase  the  number  of shares of
     Common Stock  reserved for issuance
     thereunder by 250,000 shares.


3.   To ratify the  appointment of Ernst          FOR       AGAINST     ABSTAIN
     &  Young   LLP  as  the   Company's          |_|         |_|         |_|
     independent  auditors  for the year
     ending December 31, 1999.


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT     |_|


NOTE: This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or community property, both should sign.



Signature:                 Date:        Signature:                 Date:
          ----------------      ------            ----------------      ------